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Exhibit (a)(1)(I)

        THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are uncertain about the U.S. Offer or about the action you should take, you are recommended to seek your own personal financial advice immediately from an appropriately authorized independent professional advisor.

        If you have sold or otherwise transferred any of your registered holdings of ILOG warrants, please pass a copy of this document and the accompanying U.S. Offer to Purchase, dated October 14, 2008 (the "Offer to Purchase"), as soon as possible to the purchaser or transferee. However, the U.S. Offer is not being made directly or indirectly in any jurisdiction where prohibited by applicable law and such documents should not be distributed, forwarded or transmitted into or from any jurisdiction where prohibited by any means applicable law by means whatsoever, including without limitation mail, facsimile, transmission, telex or telephone.

FORM OF ACCEPTANCE
To Tender Warrants
of
ILOG S.A.
Pursuant to the U.S. Offer to Purchase for Cash
by
CITLOI S.A.S

          THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON NOVEMBER 17, 2008, UNLESS THE U.S. OFFER IS EXTENDED.

        THE INSTRUCTIONS ACCOMPANYING THIS FORM OF ACCEPTANCE SHOULD BE READ CAREFULLY BEFORE THIS FORM OF ACCEPTANCE IS COMPLETED.

        ACCEPTANCE OF THE U.S. OFFER IN RESPECT OF ILOG ADSs OR ORDINARY SHARES CANNOT BE MADE BY MEANS OF THIS FORM OF ACCEPTANCE.

DESCRIPTION OF ILOG WARRANTS TENDERED

Name(s) and Address(es) of Registered owner(s)	ILOG WARRANT(S) TENDERED (ATTACH ADDITIONAL SIGNED LIST, IF NECESSARY)

	Certificate Number(s)	Total Number of ILOG Warrants Represented by Certificate(s)	Number of ILOG Warrants Tendered*

Total Warrants

*	Unless otherwise indicated, it will be assumed that all ILOG warrants described above are being tendered.

        This form of acceptance is to be completed by holders of warrants of ILOG S.A., a French société anonyme. BNP Paribas Securities Services, the shareholder services provider appointed by ILOG S.A., can assist you in completing this form of acceptance. The instructions included with this form of acceptance must be followed. Questions and requests for assistance or for additional copies of the Offer to Purchase and this form of acceptance may be directed to Georgeson Inc., the information agent (the "Information Agent"), at the address and telephone numbers indicated below.

        Delivery of this form of acceptance and any other required documents to BNP Paribas Securities Services at Tolbiac Building, 25 Quai Panhard Levassor, 75450 Paris Cedex 09, France by holders of ILOG warrants will be deemed an acceptance of the U.S. Offer by such holder with respect to such ILOG warrants subject to the terms and conditions set out in the Offer to Purchase and this form of acceptance.

        ILOG warrants held of record by persons who are non-U.S. holders (within the meaning of Rule 14d-1(d) under the United States Securities Exchange Act of 1934, as amended) cannot be tendered pursuant to the U.S. Offer and can only be tendered pursuant to the concurrent offer in France (the "French Offer" and, together with the U.S. Offer, the "Offers"). Information on the French Offer may be obtained from the Information Agent.

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.

PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS FORM OF ACCEPTANCE CAREFULLY.

Ladies and Gentlemen:

        The undersigned hereby tenders to CITLOI S.A.S., a French société par actions simplifiée, the above-described warrants of ILOG S.A., a French société anonyme, pursuant to CITLOI S.A.S.'s offer to purchase all outstanding warrants to acquire ordinary shares of ILOG for cash in an amount of €0.50 net per warrant issued by ILOG on December 16, 2003 with an exercise price of 10.45 euros ("2003 warrant no 1"), €0.50 net per warrant issued by ILOG on December 16, 2003 with an exercise price of 10.99 euros ("2003 warrant no 2"), €0.65 net per warrant issued by ILOG on November 30, 2004 ("2004 warrant"), €0.50 net per warrant issued by ILOG on November 29, 2005 ("2005 warrant"), €0.83 net per warrant issued by ILOG on November 30, 2006 ("2006 warrant") and €1.93 net per warrant issued by ILOG on November 29, 2007 ("2007 warrant") (collectively, the "ILOG warrants"), upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, dated October 14, 2008 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this form of acceptance (which, together with the Offer to Purchase and any amendments or supplements hereto or thereto, constitute the "U.S. Offer"). The U.S. Offer is being made in connection with CITLOI S.A.S.'s offer to acquire all of the outstanding ILOG ordinary shares, including ILOG ordinary shares represented by ILOG American depositary shares (ADSs), and ILOG warrants.

        On the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of such extension or amendment), and subject to, and effective upon, acceptance for payment of, and payment for, the ILOG warrants tendered herewith in accordance with the terms of the U.S. Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, CITLOI S.A.S., all right, title and interest in and to all of the ILOG warrants being tendered hereby and any and all rights or other securities issued or issuable in respect of such ILOG warrants on or after the settlement date of the U.S. Offer, and appoints CITLOI S.A.S. the true and lawful agent and attorney-in-fact of the undersigned with respect to such ILOG warrants with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to the fullest extent of such holder's rights with respect to such ILOG warrants (or rights or other securities) (a) to transfer ownership of such ILOG warrants (or rights or other securities), together with all accompanying evidences of transfer and authenticity, to or upon the order of

CITLOI S.A.S., (b) to present such ILOG warrants (or rights or other securities) for transfer on the books of ILOG and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such ILOG warrants (or rights or other securities), all in accordance with the terms and the conditions of the U.S. Offer.

        The undersigned hereby instructs BNP Paribas Securities Services to tender, or to cause to be tendered, the ILOG warrants to CITLOI S.A.S. or its custodian within three French Trading Days after the expiration of the offer period.

        The undersigned hereby irrevocably appoints the designees of CITLOI S.A.S., and each of them, the attorneys-in-fact and proxies, each with full power of substitution, to the full extent of such holder's rights with respect to the ILOG warrants tendered hereby which have been accepted for payment by CITLOI S.A.S. Subject to applicable law, the designees of CITLOI S.A.S. will, with respect to the ILOG warrants for which the appointment is effective, be empowered to exercise all rights of such holder, as they, in their sole discretion, may deem proper. This proxy and power of attorney shall be irrevocable and coupled with an interest in the tendered ILOG warrants. Such appointment is effective upon the acceptance by CITLOI S.A.S. of the ILOG warrants tendered. If the U.S. Offer is successful, CITLOI S.A.S. will be deemed to have accepted for payment ILOG warrants validly tendered and not withdrawn on the expiration date of the Offers, as set forth in the final results of the Offers published by the French Autorité des marchés financiers (the "AMF"). Upon the effectiveness of such appointment, without further action, all prior powers of attorney, proxies and consents given with respect to such ILOG warrants will be revoked, and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective). CITLOI S.A.S. reserves the right to require that, in order for ILOG warrants to be deemed validly tendered, immediately upon CITLOI S.A.S.'s acceptance of such ILOG warrants, subject to applicable law, CITLOI S.A.S. must be able to exercise full rights with respect to such ILOG warrants.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the ILOG warrants tendered hereby and, when the same are accepted for payment by CITLOI S.A.S., CITLOI S.A.S. will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by BNP Paribas Securities Services or CITLOI S.A.S. to be necessary or desirable to complete the sale, assignment and transfer of the ILOG warrants tendered hereby.

        The undersigned agrees that under no circumstances will interest be paid on the purchase price of ILOG warrants, regardless of any delay in payment for such securities. The undersigned also understands that, if the Offers are withdrawn or lapse, the ILOG securities that holders tendered in the Offers will be promptly returned to such holders, without interest or any other payment being due.

        All authority conferred or agreed to be conferred pursuant to this form of acceptance shall not be affected by, and shall survive, the death or incapacity of and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

        The undersigned understands that the valid tender of the ILOG warrants pursuant to the procedures described in the Offer to Purchase under "THE TENDER OFFER—3. Procedure for Accepting this Offer and Tendering Securities—Warrants", and the instructions hereto, will constitute a binding agreement between the undersigned and CITLOI S.A.S. upon the terms and subject to the conditions of the U.S. Offer. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, CITLOI S.A.S. may not be required to accept for payment any of the ILOG warrants tendered hereby.

        The undersigned hereby instructs BNP Paribas Securities Services to issue the check to which the undersigned is entitled in the name(s) of the holder(s) shown above under "Description of ILOG Warrants Tendered." The undersigned recognizes that BNP Paribas Securities Services will not transfer any ILOG warrants which are not tendered pursuant to the U.S. Offer from the name of the registered holder thereof to any other person.

        For further information, see "THE TENDER OFFER" in the Offer to Purchase.

        SUBJECT TO THE TERMS OF THE OFFER TO PURCHASE, THIS FORM OF ACCEPTANCE SHALL NOT BE CONSIDERED COMPLETE AND VALID, AND DELIVERY OF ILOG WARRANTS PURSUANT TO THE U.S. OFFER SHALL NOT BE MADE, UNTIL THE ILOG WARRANTS IN RESPECT OF WHICH THE U.S. OFFER IS BEING ACCEPTED AND ALL OTHER REQUIRED DOCUMENTATION HAVE BEEN RECEIVED BY BNP PARIBAS SECURITIES SERVICES. CITLOI S.A.S. WILL DETERMINE IN ITS SOLE DISCRETION ALL QUESTIONS AS TO THE FORM OF DOCUMENTS, INCLUDING ANY NOTICE OF WITHDRAWAL AND THE VALIDITY, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE OF TENDERED ILOG WARRANTS. CITLOI S.A.S.'S DETERMINATION WILL BE FINAL AND BINDING ON ALL PARTIES.

 SIGN HERE

(AND PLEASE COMPLETE SUBSTITUTE FORM W-9)

Signature(s) of Holder(s)

Dated: , 2008

        (Must be signed by registered owner(s). If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide the following information.)

Name(s):
(Please Print)

Name of Firm:

Capacity (full title):

Address:

(Include Zip Code)

(Area Code) Telephone Number:

Taxpayer Identification or Social Security No.:	(See Substitute Form W-9)

 INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE U.S. OFFER

         1.    Delivery of Form of Acceptance and Warrants.    This form of acceptance is to be completed by holders of warrants if they are tendering ILOG warrants in the U.S. Offer. A manually executed copy of this document may be used in lieu of the original. This form of acceptance properly completed and duly executed, and any other documents required by this form of acceptance, must be received by BNP Paribas Securities Services at Tolbiac Building, 25 Quai Panhard Levassor, 75450 Paris Cedex 09, France on or prior to the expiration date.

        The method of delivery of this form of acceptance and all other required documents is at the election and risk of the tendering holder of ILOG warrants. The delivery will be deemed made only when actually received by BNP Paribas Securities Services. If such delivery is by mail, it is recommended that such documents be sent by registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery.

        No alternative, conditional or contingent tenders will be accepted and no fractional ILOG warrants will be accepted for payment. All tendering holders of ILOG warrants by execution of this form of acceptance (or facsimile thereof) waive any right to receive any notice of the acceptance of their ILOG warrants for payment.

         2.    Inadequate Space.    If the space provided herein is inadequate, the number of ILOG warrants should be listed on a separate schedule attached hereto.

         3.    Signatures on Form of Acceptance.    If any of the ILOG warrants tendered hereby are owned of record by two or more joint owners, all such owners must sign this form of acceptance.

        If any of the tendered ILOG warrants are registered in different names, it will be necessary to complete, sign and submit as many separate forms of acceptance as there are different registrations of warrants.

        If this form of acceptance is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to CITLOI S.A.S. of their authority so to act must be submitted.

         4.    Transfer Taxes.    CITLOI S.A.S. will pay or cause to be paid any transfer taxes with respect to the tender of ILOG warrants not based on income. If, however, a transfer tax is imposed based on income or for any reason other than the tender of securities in the U.S. Offer, then those transfer taxes, whether imposed on the registered holder or any other persons, will not be payable to the tendering holder.

         5.    Requests for Assistance or Additional Copies.    Questions and requests for assistance or for additional copies of the Offer to Purchase and the form of acceptance may be directed to the Information Agent or the dealer manager at their respective address and telephone numbers set forth at the end of this form of acceptance.

         6.    Conditions; Waiver of Conditions.    CITLOI S.A.S.'s obligation to accept ILOG warrants in the U.S. Offer is subject to the conditions set forth in the Offer to Purchase. Such conditions, however, may be waived, in whole or in part, by CITLOI S.A.S., in its sole discretion, at any time and from time to time, in the case of any ILOG warrants tendered. See "THE TENDER OFFER—15. Certain Conditions to the Offers; Withdrawal of the Offers—Conditions to the Offers" in the Offer to Purchase.

         7.    Holders of ILOG ADSs.    Holders of record of ILOG ADSs, wherever located, must use the ADS letter of transmittal in order to tender their ILOG ADSs into the U.S. Offer. Holders of ILOG ADSs evidenced by ADRs have been sent an ADS letter of transmittal with the Offer to Purchase and may not tender ILOG ADSs using this form of acceptance. If any holder(s) of ILOG ADSs needs to obtain a copy of the ADS letter of transmittal, such holder(s) should contact the Information Agent at the address and telephone numbers set forth at the end of this form of acceptance.

         8.    Holders of ILOG ordinary shares.    U.S. holders of record of ILOG ordinary shares must use the form of acceptance for ordinary shares in order to tender their ILOG ordinary shares into the U.S. Offer. U.S. holders of ILOG ordinary shares have been sent a form of acceptance for ordinary shares by their French financial intermediary or their U.S. custodian with the Offer to Purchase and may not tender ILOG ordinary shares using this form of acceptance. If any U.S. holder(s) of ILOG ordinary shares needs to obtain a copy of the form of acceptance for ordinary shares, such holder(s) should contact the Information Agent at the address and telephone numbers set forth at the end of this form of acceptance.

         9.    No Interest.    Under no circumstances will interest be paid on the purchase price of ILOG warrants, regardless of any delay in payment for such securities.

         10.    Expiration Date.    The expiration date of the U.S. Offer will be 12:00 noon, New York City time, on November 17, 2008, unless the U.S. Offer is extended. CITLOI S.A.S. intends that the U.S. Offer and the French Offer will expire simultaneously. If the AMF, a French regulatory body responsible for regulating tender offers, extends the French Offer for any reason, CITLOI S.A.S. may extend the U.S. Offer so that the U.S. Offer and the French Offer will expire on the same date. If CITLOI S.A.S. extends the U.S. Offer, CITLOI S.A.S. will make a public announcement of the extension, by no later than 9:00 a.m., New York City time, on the next business day after the U.S. Offer was previously scheduled to expire.

         11.    Substitute Form W-9.    Under United States Federal income tax law, if you tender your ILOG warrants, you generally are required to furnish BNP Paribas Securities Services either (i) a properly completed Substitute Form W-9 (below) with your correct taxpayer identification number ("TIN"), if you are a "U.S. person" (as defined in the Offer to Purchase under "THE TENDER OFFER—6. Certain United States Federal and French Income Tax Considerations"), or (ii) a properly completed appropriate Internal Revenue Service Form W-8, if you are a non-U.S. person.

        Use Substitute Form W-9 only if you are a U.S. person, including a resident alien individual. You will be subject to United States Federal backup withholding at a rate of 28% on all reportable payments made to you pursuant to the U.S. Offer if (i) you do not furnish your TIN to the requester, (ii) you do not certify your TIN, (iii) the Internal Revenue Service tells the requester that you furnished an incorrect TIN, or (iv) you do not certify to the requester that you are not subject to backup withholding. Certain payees are exempt from backup withholding. See the instructions referred to below regarding whether you are an exempt payee.

        Backup withholding is not an additional tax. You may credit any amounts withheld by backup withholding against your regular United States Federal income tax liability or, if backup withholding results in an overpayment of taxes, claim a refund from the Internal Revenue Service.

        If you have not been issued a TIN, you may write "Applied For" in the space provided in part I of the Substitute Form W-9 if you have applied for a TIN or intend to apply for a TIN. In that case, you must also complete the Certificate of Awaiting Taxpayer Identification Number attached to this form of acceptance. BNP Paribas Securities Services will withhold 28% of all reportable payments unless you provide a TIN to them, or have otherwise established an exemption from backup withholding by the time of payment.

        You are generally exempt from backup withholding if you are a nonresident alien or a foreign entity (including a disregarded domestic entity with a foreign owner) and give the requester the appropriate completed Form W-8. You will find further information in Internal Revenue Service Publication 515, "Withholding of Tax on Nonresident Aliens and Foreign Entities." You can receive the applicable Form W-8 from the Information Agent.

        If you fail to furnish your correct TIN to BNP Paribas Securities Services, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Willfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.

        Important: this form of acceptance or a manually signed facsimile thereof (together with all other required documents) must be received by BNP Paribas Securities Services on or prior to the expiration of the U.S. Offer.

 IMPORTANT TAX INFORMATION

        Under U.S. Federal income tax law, a holder of warrants whose tendered ILOG warrants are accepted for payment is generally required by law to provide BNP Paribas Securities Services (as payer) with such holder's correct TIN on Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If such holder is an individual, the TIN is such holder's social security number. If BNP Paribas Securities Services is not provided with the correct TIN, the holder of warrants may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such holder with respect to ILOG warrants purchased pursuant to the U.S. Offer may be subject to backup withholding of 28%.

        Certain holders of warrants (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit an appropriate Form W-8, signed under penalties of perjury, attesting to such individual's exempt status. An appropriate Form W-8 can be obtained from BNP Paribas Securities Services. Exempt holders of warrants should furnish their TIN, check the "Exempt from backup withholdings" box on the face of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to BNP Paribas Securities Services. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. A holder of warrants should consult his or her tax advisor as to such holder's qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

        If backup withholding applies, BNP Paribas Securities Services is required to withhold 28% of any reportable payments made to the holder of warrants. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

        To prevent backup withholding on payments that are made to a holder with respect to ILOG warrants purchased pursuant to the U.S. Offer, the holder of warrants is required to notify BNP Paribas Securities Services of such holder's correct TIN by completing the form below certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN), (b) that (i) such holder is exempt from backup withholding (ii) such holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified such holder that such shareholder is no longer subject to backup withholding and (c) that such holder is a U.S. person (including a U.S. resident alien).

What Number to Give BNP Paribas Securities Services

        The holder of ILOG warrants is required to give BNP Paribas Securities Services the social security number or employer identification number of the record holder of the ILOG warrants tendered hereby. If the ILOG warrants are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering holder of warrants has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such holder should write "Applied For" in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If "Applied For" is written in Part I, BNP Paribas Securities Services will withhold 28% of all reportable payments to such holder unless a TIN is provided to BNP Paribas Securities Services by the time of payment.

 TO BE COMPLETED BY ALL TENDERING HOLDERS OF WARRANTS

(See Instruction 11)

PAYER'S NAME: BNP PARIBAS SECURITIES SERVICES

        THE SUBSTITUTE FORM W-9 BELOW MUST BE COMPLETED AND SIGNED. Please provide your social security number or other taxpayer identification number ("TIN") and certify that you are not subject to backup withholding.

Substitute Form W-9 Department of the Treasury Internal Revenue Service Payer's Request for TIN and Certification

Name:

Please check the appropriate box indicating your status:	☐ Exempt from backup withholding
☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other

Address (number, street, and apt. or suite no.)

City, state, and ZIP code

Part I TIN

PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. For most Social Security Number individuals, this is your social security number. If you do not OR have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write "Applied For" in this Part I, complete the "Certificate Of Awaiting Taxpayer Identification Number" below and see "IMPORTANT TAX INFORMATION".	Social Security Number OR Employer Identification Number

Part II Certification

Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S. person	Date

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS, AND PLEASE SEE "IMPORTANT TAX INFORMATION".

COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE "APPLIED FOR"
INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

Sign Here	Signature of U.S. person	Date

        Questions and requests for assistance or additional copies of the Offer to Purchase, this form of acceptance and other tender offer materials may be directed to the Information Agent at the telephone numbers and location listed below.

The Information Agent for the U.S. Offer is:

Georgeson Inc.
199 Water Street, 26th Floor
New York, New York 10038-3650
U.S. Toll Free Number for holders of ADSs in the United States: (800) 334-9405
U.S. Number for banks and brokers: (212) 440-9800
European Toll Free Number: 00800 10 20 10 80

The Dealer Manager for the U.S. Offer is:

UBS Securities LLC
1999 Avenue of the Stars
Suite 3400
Los Angeles, California 90067
(877) 566-3332

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  Exhibit (a)(1)(I)
PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS FORM OF ACCEPTANCE CAREFULLY.
SIGN HERE
(AND PLEASE COMPLETE SUBSTITUTE FORM W-9)
INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE U.S. OFFER
IMPORTANT TAX INFORMATION
TO BE COMPLETED BY ALL TENDERING HOLDERS OF WARRANTS
(See Instruction 11)
COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE "APPLIED FOR" INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.